UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 8, 2021
Elvictor Group, Inc.
(Exact name of registrant as specified in its charter)
Nevada	333-225239	82-3296328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30 Wall Street (8th Floor), New York, NY 10005
(Address of principal executive offices)
Registrant’s telephone number, including area code		646-491-6601
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3- Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

On April 8, 2021, the Board of Directors (the “Board”) of Elvictor Group, Inc. (the “Company”) resolved to authorize the issuance of a total of 395,220,000 shares of restricted common stock of the Company to Mr. Konstantinos Galanakis and Mr. Stavros Galanakis (collectively, the “Preferred Holders”) collectively pursuant to a Settlement Agreement and Release (the “Settlement Agreement”) as described via a Current Report on Form 8-K filed on July 14, 2020. Pursuant to that Settlement Agreement, the holders of the Series A Preferred Stock shall cancel all shares of Series A Preferred in exchange for 95% of the common stock held as an aggregate of the holdings of the founding shareholders plus the shares to be issued to the Preferred Holders upon the occurrence of one of the “triggering events” as described therein, one of which being the passage of 9 months from the date of execution. As of the date of the Board Resolution on April 8, 2021, more than 9 months have passed since the signing of the Settlement Agreement, which occurred on July 7, 2020. The Settlement Agreement was further conditioned upon the execution of a non-compete agreement between the Company and the Preferred Holders preventing them from competing in crew and ship management. Such non-compete agreement was ratified by the disinterested members of the Board on April 8, 2021 and entered into on the same date.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2021, the Company received the resignation of Theofylaktos Petros Oikonomou from his respective position as Chief Financial Officer for the Company. Pursuant to that, and on April 8, 2021, the Board for the Company formally accepted the above resignation.  A copy of this filing has been furnished to Mr. Oikonomou who has provided no written correspondence in response to the filing. There are no disputes or disagreements between the officer and the Company.

Further, pursuant to the consent of a majority of the voting interests of the Company, on April 8, 2021, the Board formally accepted the consent of a majority of the voting interests of the Company and formally removed Mr. Panagiotis Tolis from his position as Director of the Company, effective on that date. There are no disputes or disagreements between the officer and the Company.

The Board of Directors has not determined candidates for appointments for the vacancies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elvictor Group, Inc.
(Registrant)
Date:	April 14, 2021
		By:	/s/ Konstantinos Galanakis
		Name:	Konstantinos Galanakis
		Title:	Chief Executive Officer